Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2010

Sees strengthening demand trends

Maintains focus on growing portfolio through disciplined acquisitions

Looks to enhance portfolio quality through expanded renovations program

SAN CLEMENTE, CA – May 10, 2010 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the first quarter ended March 31, 2010.

RevPAR and hotel EBITDA margin information presented reflect the Company’s core 29 hotel portfolio on a pro forma basis.

First Quarter 2010 Operational Results:

•	Total revenue was $160.7 million.

•	Pro forma RevPAR was $94.68.

•	Loss attributable to common stockholders was $26.3 million.

•	Loss attributable to common stockholders per diluted share was $0.27.

•	Adjusted EBITDA was $31.0 million.

•	Adjusted FFO available to common stockholders was $3.9 million.

•	Adjusted FFO available to common stockholders per diluted share was $0.04.

•	Pro forma hotel EBITDA margin was 21.7%.

Art Buser, President and Chief Executive Officer, stated, “During the first quarter we saw a reversal of the negative trends our industry experienced over the last year as demand rebounded. We believe our well-located portfolio of institutional quality hotels is positioned to benefit from the recovery. We are highly focused on growing our portfolio, both through selective acquisitions of hotels and through disciplined capital investments in our existing portfolio. Our mission remains to provide lodging real estate investors with exceptional performance and appropriate risk. Simply put, Sunstone exists to outperform.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2010	2009	% Change
Total Revenue	$160.7	$171.4	(6.2)%
Pro forma RevPAR (1)	$94.68	$101.23	(6.5)%
Pro forma hotel EBITDA margin (1)	21.7%	24.1%	(240	) bps

Income available (loss attributable) to common stockholders	$(26.3)	$0.9
Income available (loss attributable) to common stockholders per diluted share	$(0.27)	$0.02
EBITDA	$30.0	$62.4
Adjusted EBITDA	$31.0	$38.9
FFO available to common stockholders	$(1.0)	$31.3
Adjusted FFO available to common stockholders	$3.9	$7.0
FFO available to common stockholders per diluted share (2)	$(0.01)	$0.60
Adjusted FFO available to common stockholders per diluted share (2)	$0.04	$0.13

(1)	Includes the 29 hotels held for investment by the Company as of March 31, 2010, excluding the Mass Mutual eight hotels reclassified as “Operations Held for Non-Sale Disposition” on the Company’s balance sheets and statements of operations, and the W San Diego, Renaissance Westchester and Marriott Ontario Airport reclassified as discontinued operations on the Company’s balance sheets and statements of operations.
(2)	Reflects Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.01 and $0.58, respectively, for the three months ended March 31, 2010 and 2009, and Adjusted FFO available to common stockholders per diluted share is $0.05 and $0.15, respectively, for the three months ended March 31, 2010 and 2009.

The Company has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Disclosure regarding the non-GAAP financial measures in this release is included on pages 4 and 5. Disclosure regarding the pro forma hotel EBITDA Margin is included on page 5 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 8, 9, and 10 of this release.

Acquisitions

The Company continues to analyze a variety of investment opportunities aimed at enhancing its portfolio quality and growth prospects. The Company believes the lodging industry may be in the early stage of a credit-driven acquisitions opportunity, and as a result seller price expectations currently remain relatively high. During the early stage of this opportunity, the Company is exploring alternative structured investments, such as hotel debt or portfolio transactions, which may ultimately lead to opportunities to acquire quality hotel assets at meaningful discounts to warranted value.

On April 30, 2010, the Company purchased two hotel loans with a combined principal amount of $32.5 million plus accrued interest of approximately $800,000, for a total purchase price of $3.7 million. The loans include (i) a $30.0 million, 8.5% mezzanine loan maturing in January 2017 secured by the equity interests in the Company’s Doubletree Guest Suites Times Square joint venture, and (ii) a $2.5 million, 8.075% subordinate note maturing in November 2010 secured by the 101-room boutique hotel known as Twelve Atlantic Station in Atlanta Georgia. The Company purchased the mezzanine loan for $3.45 million and the subordinate note for $250,000. None of the debt on the Doubletree Guest Suites Times Square is in default, however interest on the mezzanine loan is currently being deferred in accordance with the provisions of the loan. The subordinate note secured by the Twelve Atlantic Station is currently in default. The Company will account for both loans using the cost recovery method until such time as the expected cash flows from the loans are reasonably probable and estimable.

Independent Hotel Management RFP

During December 2009, the Company issued a request for proposal (“RFP”) to hotel management companies interested in managing 15 of its hotels currently managed by Sunstone Hotel Properties, Inc., a division of Interstate Hotels & Resorts, Inc. The purpose of the RFP was to ensure that the Company has the most highly qualified management companies operating its hotels in order to consistently deliver best in class results. The Company concluded this process in April 2010. Interstate Hotels & Resorts, Inc. will continue to manage 13 of the Company’s 29 hotels. In addition, the Company has selected Davidson Hotel Company to manage its Embassy Suites Chicago, and Sage Hospitality Resources to manage its Hilton Del Mar.

Balance Sheet/Liquidity Update

Ken Cruse, Chief Financial Officer stated, “We believe that by appropriately managing our capital structure for the cycle we stand to outperform. Our 2010 plan is focused on reducing our excess cash balance through a disciplined investment process while maintaining reasonable levels of well staggered, flexible debt. Our objective is to maximize total returns to our stockholders through enhanced growth in FFO per share and by expediting the future reintroduction of cash common dividends when appropriate.”

As of March 31, 2010, the Company had approximately $374.0 million of cash and cash equivalents, including restricted cash of $40.5 million. The Company intends to use a portion of its higher than historical cash balance for acquisition opportunities.

On March 31, 2010, total assets were $2.5 billion, including $1.9 billion of net investments in hotel properties, total debt, excluding debt in the Company’s secured debt restructuring program, was $1.1 billion and stockholders’ equity was $0.9 billion. As previously disclosed, the Company is in the process of prepaying the $81.0 million mortgage on its Hilton Times Square, and expects to complete the prepayment by September 2010.

Financial Covenants

The Company is subject to compliance with various covenants under its Series C preferred stock and its 4.6% Exchangeable Senior Notes due 2027 (the “Senior Notes”). As of March 31, 2010, the Company was in compliance with all covenants related to its Series C preferred stock and its Senior Notes.

Capital Improvements

During the first quarter of 2010, the Company invested $8.6 million in capital improvements to its portfolio. In light of the industry recovery and in order to position its portfolio for growth, the Company has expanded its 2010/2011 capital investment plan, and currently intends to invest approximately $60.0 million to $80.0 million into capital improvements during 2010. The Company’s capital improvements program is aimed at value-adding renovation and repositioning projects, including the following:

Embassy Suites Chicago - Guest suites, corridors and the lobby to be renovated beginning in the fourth quarter 2010.

Renaissance Washington DC - Guest rooms and certain meeting space to be renovated beginning in the third quarter 2010.

Kahler Grand Rochester - Deluxe rooms, meeting space and certain public areas to be renovated, and new energy efficient windows to be installed beginning in late 2010.

Marriott Tysons Corner - Guestrooms and exterior to be renovated beginning in late second quarter 2010.

Dividend Update

On May 6, 2010, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on July 15, 2010 to stockholders of record on June 30, 2010. No dividend was declared on the Company’s common stock.

The Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business. In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely. Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Earnings Call

The Company will host a conference call to discuss first quarter results on May 10, 2010, at 10:00 a.m. PDT. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-877-941-2928 (for domestic callers) or 1-480-629-9725 (for international callers) with passcode #4285247. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 37 hotels comprised of 12,900 rooms and, upon completion of certain previously announced deed back transactions, will own 29 hotels comprised of 10,966 rooms. Sunstone’s hotels are primarily in the upper upscale segment, and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton, and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of May 10, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. Reconciliations of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA are set forth on pages 8 and 9. A reconciliation and the components of adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin are set forth on page 10. We believe adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. Reconciliations of income available (loss attributable) to common stockholders to FFO and Adjusted FFO are set forth on pages 8 and 9.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Pro Forma Hotel EBITDA Margin Information

The revenue and expense items associated with the Company’s two commercial laundry facilities and the eight hotel properties held for non-sale disposition, any guaranty payments, and other miscellaneous non-hotel items have been shown below the adjusted pro forma hotel EBITDA line in presenting pro forma hotel EBITDA margins. Management believes the calculation of adjusted pro forma hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 29 hotel portfolio. See page 10 for a reconciliation of adjusted pro forma hotel EBITDA to the comparable GAAP measure.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$333,519	$353,255
Restricted cash	40,520	36,858
Accounts receivable, net	26,683	22,624
Due from affiliates	61	62
Inventories	2,395	2,446
Prepaid expenses	7,355	7,423
Investment in hotel property of discontinued operations, net	—	16,471
Other current assets of discontinued operations, net	—	1,739
Investment in hotel properties of operations held for non-sale disposition, net	100,835	102,343
Other current assets of operations held for non-sale disposition, net	23,147	14,140

Total current assets	534,515	557,361

Investment in hotel properties, net	1,908,689	1,923,392
Other real estate, net	14,013	14,044
Investments in unconsolidated joint ventures	669	542
Deferred financing fees, net	5,350	7,300
Goodwill	4,673	4,673
Other assets, net	9,467	6,218

Total assets	$2,477,376	$2,513,530

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,652	$12,425
Accrued payroll and employee benefits	7,580	9,092
Due to Interstate SHP	9,924	9,817
Dividends payable	5,137	5,137
Other current liabilities	25,880	21,910
Current portion of notes payable	154,047	153,778
Note payable of discontinued operations	—	25,499
Notes payable of operations held for non-sale disposition	184,121	184,121
Other current liabilities of discontinued operations, net	49,005	41,449
Other current liabilities of operations held for non-sale disposition	12,577	6,364

Total current liabilities	460,923	469,592

Notes payable, less current portion	1,047,251	1,050,019
Other liabilities	7,753	7,256

Total liabilities	1,515,927	1,526,867

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at March 31, 2010 and December 31, 2009, liquidation preference of $24.375 per share	99,946	99,896

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 97,145,330 shares issued and outstanding at March 31, 2010 and 96,904,075 shares issued and outstanding at December 31, 2009	971	969
Additional paid in capital	1,119,967	1,119,005
Retained earnings (deficit)	(30,040)	(8,949)
Cumulative dividends	(402,664)	(397,527)
Accumulated other comprehensive loss	(2,981)	(2,981)

Total stockholders’ equity	861,503	886,767

Total liabilities and stockholders’ equity	$2,477,376	$2,513,530

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues
Room	$90,378	$96,683
Food and beverage	38,208	41,037
Other operating	12,313	12,326
Revenues of operations held for non-sale disposition	19,834	21,347

Total revenues	160,733	171,393

Operating expenses
Room	23,292	22,741
Food and beverage	27,688	29,376
Other operating	6,738	6,958
Advertising and promotion	8,322	9,175
Repairs and maintenance	6,463	6,719
Utilities	5,829	6,560
Franchise costs	4,515	4,695
Property tax, ground lease and insurance	10,307	9,959
Property general and administrative	17,145	18,029
Corporate overhead	4,580	5,707
Depreciation and amortization	23,558	23,524
Operating expenses of operations held for non-sale disposition	18,038	18,860
Goodwill and other impairment losses	—	1,406
Goodwill impairment losses of operations held for non-sale disposition	—	2,310

Total operating expenses	156,475	166,019

Operating income	4,258	5,374
Equity in earnings (losses) of unconsolidated joint ventures	112	(1,517)
Interest and other income	171	620
Interest expense	(20,041)	(20,015)
Interest expense of operations held for non-sale disposition	(5,411)	(2,895)
Gain on extinguishment of debt	—	28,020

Income (loss) from continuing operations	(20,911)	9,587
Loss from discontinued operations	(180)	(3,077)

Net income (loss)	(21,091)	6,510
Dividends paid on unvested restricted stock compensation	—	(447)
Preferred stock dividends and accretion	(5,187)	(5,187)

Income available (loss attributable) to common stockholders	$(26,278)	$876

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.27)	$0.08
Loss from discontinued operations	—	(0.06)

Basic income available (loss attributable) to common stockholders per common share	$(0.27)	$0.02

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.27)	$0.08
Loss from discontinued operations	—	(0.06)

Diluted income available (loss attributable) to common stockholders per common share	$(0.27)	$0.02

Weighted average common shares outstanding:
Basic	97,047	52,205

Diluted	97,047	52,205

Dividends declared per common share	$—	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2010	2009
Income available (loss attributable) to common stockholders	$(26,278)	$876
Dividends paid on unvested restricted stock compensation	—	447
Series A and C preferred stock dividends	5,187	5,187
Operations held for investment:
Depreciation and amortization	23,558	23,524
Interest expense	16,938	19,057
Interest expense - default rate	764	—
Amortization of deferred financing fees	493	274
Write-off of deferred financing fees	1,462	—
Loan penalties and fees	138	—
Non-cash interest related to discount on Senior Notes	246	684
Unconsolidated joint ventures:
Depreciation and amortization	14	1,272
Interest expense	—	685
Amortization of deferred financing fees	—	46
Operations held for non-sale disposition:
Depreciation and amortization	1,693	2,708
Interest expense	2,709	2,763
Interest expense - default rate	2,276	—
Amortization of deferred financing fees	132	132
Loan penalties and fees	294	—
Discontinued operations:
Depreciation and amortization	124	2,982
Interest expense	225	1,712
Amortization of deferred financing fees	2	11
Loan penalties and fees	48	—

EBITDA	30,025	62,360

Amortization of deferred stock compensation - operations held for investment	962	1,128
Amortization of deferred stock compensation - unconsolidated joint ventures	10	5
Gain on sale of assets	—	(319)
Gain on extinguishment of debt	—	(28,020)
Impairment loss - operations held for investment	—	1,406
Impairment loss - operations held for non-sale disposition	—	2,310

	972	(23,490)

Adjusted EBITDA	$30,997	$38,870

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$(26,278)	$876
Dividends paid on unvested restricted stock compensation	—	447
Real estate depreciation and amortization - operations held for investment	23,420	23,361
Real estate depreciation and amortization - unconsolidated joint ventures	—	1,254
Real estate depreciation and amortization - operations held for non-sale disposition	1,693	2,708
Real estate depreciation and amortization - discontinued operations	124	2,982
Gain on sale of assets	—	(319)

FFO available to common stockholders	(1,041)	31,309

Operations held for investment:
Interest expense - default rate	764	—
Write-off of deferred financing fees	1,462	—
Loan penalties and fees	138	—
Operations held for non-sale disposition:
Interest expense - default rate	2,276	—
Loan penalties and fees	294	—
Discontinued operations:
Loan penalties and fees	48	—
Gain on extinguishment of debt	—	(28,020)
Impairment loss - operations held for investment	—	1,406
Impairment loss - operations held for non-sale disposition	—	2,310

	4,982	(24,304)

Adjusted FFO available to common stockholders	$3,941	$7,005

FFO available to common stockholders per diluted share	$(0.01)	$0.60

Adjusted FFO available to common stockholders per diluted share	$0.04	$0.13

Basic weighted average shares outstanding	97,047	52,205
Shares associated with unvested restricted stock awards	328	—

Diluted weighted average shares outstanding (1)	97,375	52,205

(1)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.01 and $0.58, respectively, for the three months ended March 31, 2010 and 2009, and Adjusted FFO available to common stockholders per diluted share is $0.05 and $0.15, respectively, for the three months ended March 31, 2010 and 2009.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2010
	Actual (1)	Held for Investment (2)	Non-Sale Disposition (3)	Discontinued Operations (4)	Pro Forma (5)
Loss attributable to common stockholders	$(26,278)	$1,802	$3,615	$180	$(20,681)
Series A and C preferred stock dividends	5,187	—	—	—	5,187
Operations held for investment:
Depreciation and amortization	23,558	—	—	—	23,558
Interest expense	16,938	(910)	—	—	16,028
Interest expense - default rate	764	(764)	—	—	—
Amortization of deferred financing fees	493	(29)	—	—	464
Write-off of deferred financing fees	1,462	—	—	—	1,462
Loan penalties and fees	138	(99)	—	—	39
Non-cash interest related to discount on Senior Notes	246	—	—	—	246
Unconsolidated joint ventures:
Depreciation and amortization	14	—	—	—	14
Operations held for non-sale disposition:
Depreciation and amortization	1,693	—	(1,693)	—	—
Interest expense	2,709	—	(2,709)	—	—
Interest expense - default rate	2,276	—	(2,276)	—	—
Amortization of deferred financing fees	132	—	(132)	—	—
Loan penalties and fees	294	—	(294)	—	—
Discontinued operations:
Depreciation and amortization	124	—	—	(124)	—
Interest expense	225	—	—	(225)	—
Amortization of deferred financing fees	2	—	—	(2)	—
Loan penalties and fees	48	—	—	(48)	—

EBITDA	30,025	—	(3,489)	(219)	26,317

Amortization of deferred stock compensation - operations held for investment	962	—	—	—	962
Amortization of deferred stock compensation - unconsolidated joint ventures	10	—	—	—	10

	972	—	—	—	972

Adjusted EBITDA	$30,997	$—	$(3,489)	$(219)	$27,289

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to FFO and Adjusted FFO

Loss attributable to common stockholders	$(26,278)	$1,802	$3,615	$180	$(20,681)
Real estate depreciation and amortization - operations held for investment	23,420	—	—	—	23,420
Real estate depreciation and amortization - operations held for non-sale disposition	1,693	—	(1,693)	—	—
Real estate depreciation and amortization - discontinued operations	124	—	—	(124)	—

FFO available to common stockholders	(1,041)	1,802	1,922	56	2,739

Operations held for investment:
Interest expense - default rate	764	(764)	—	—	—
Write-off of deferred financing fees	1,462	—	—	—	1,462
Loan penalties and fees	138	(99)	—	—	39

Operations held for non-sale disposition:
Interest expense - default rate	2,276	—	(2,276)	—	—
Loan penalties and fees	294	—	(294)	—	—

Discontinued operations:
Loan penalties and fees	48	—	—	(48)	—

	4,982	(863)	(2,570)	(48)	1,501

Adjusted FFO available to common stockholders	$3,941	$939	$(648)	$8	$4,240

FFO available to common stockholders per diluted share	$(0.01)	$0.02	$0.02	$0.00	$0.03

Adjusted FFO available to common stockholders per diluted share	$0.04	$0.01	$(0.01)	$0.00	$0.04

Basic weighted average shares outstanding	97,047	97,047	97,047	97,047	97,047
Shares associated with unvested restricted stock awards	328	328	328	328	328

Diluted weighted average shares outstanding (6)	97,375	97,375	97,375	97,375	97,375

(1)	Actual includes results for the 29 hotels held for investment, eight hotels held for non-sale disposition and three hotels held in receivership at March 31, 2010.
(2)	Held for Investment includes only the interest and penalties associated with the Three Released Mass Mutual hotels. Hotel operations for these three hotels are included in the “Actual” column.
(3)	Non-Sale Disposition includes all hotel operations, interest and penalties for the Eight Mass Mutual hotels that are in the process of being transferred to a receiver.
(4)	Discontinued Operations includes the W San Diego, Renaissance Westchester and Marriott Ontario Airport hotels that have been transferred to a receiver as of March 31, 2010.
(5)	Pro forma includes the 29 hotels held for investment by the Company at March 31, 2010.
(6)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis since such treatment is dilutive.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended March 31,
	2010 (1)	2009 (1)
Number of Hotels	29	29
Number of Rooms	10,966	10,966

Hotel Pro Forma EBITDA Margin (2)	21.7%	24.1%

Hotel Revenues
Room revenue	$90,378	$96,683
Food and beverage revenue	38,208	41,037
Other operating revenue	8,361	8,356

Total Hotel Revenues	136,947	146,076

Hotel Expenses
Room expense	23,803	22,954
Food and beverage expense	27,707	29,386
Other hotel expense	38,990	40,892
General and administrative expense	16,727	17,587

Total Hotel Expenses	107,227	110,819

Adjusted Pro Forma Hotel EBITDA	29,720	35,257

Mass Mutual Eight Hotels:
Revenues of operations held for non-sale disposition	19,834	21,347
Operating expenses of operations held for non-sale disposition	(18,038)	(18,860)
Goodwill impairment losses of operations held for non-sale disposition	—	(2,310)
Non-hotel operating income	880	577
Corporate overhead	(4,580)	(5,707)
Depreciation and amortization	(23,558)	(23,524)
Goodwill and other impairment losses	—	(1,406)

Operating Income	4,258	5,374

Equity in earnings (losses) of unconsolidated joint ventures	112	(1,517)
Interest and other income	171	620
Interest expense	(20,041)	(20,015)
Interest expense of operations held for non-sale disposition	(5,411)	(2,895)
Gain on extinguishment of debt	—	28,020
Loss from discontinued operations	(180)	(3,077)

Net Income (Loss)	$(21,091)	$6,510

(1)	Represents our ownership results for the 29 hotels held for investment as of the end of the period, excluding eight of the 11 hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, Renaissance Westchester and Marriott Ontario Airport, which have been reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Hotel Pro Forma EBITDA Margin is calculated as Adjusted Pro Forma Hotel EBITDA divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Operating Statistics by Region

(Unaudited)

			Three Months Ended March 31, 2010			Three Months Ended March 31, 2009			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	9	2,983	74.0%	$122.99	$91.01	69.5%	$136.60	$94.94	-4.1%
Other West (2)	5	1,575	67.8%	121.47	82.36	75.2%	129.66	97.50	-15.5%
Midwest (3)	7	2,177	59.6%	116.71	69.56	56.6%	124.13	70.26	-1.0%
East (4)	8	4,231	65.4%	176.70	115.56	63.8%	194.41	124.03	-6.8%

Total	29	10,966	67.0%	$141.31	$94.68	65.6%	$154.32	$101.23	-6.5%

(1)	Does not include four hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego and Marriott Ontario Airport, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Includes Oregon, Texas and Utah. Does not include two hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.
(3)	Includes Illinois, Michigan and Minnesota.
(4)	Includes Florida, Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia. Does not include two hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the Renaissance Westchester, reclassified as discontinued operations on our balance sheets and statements of operations.

Sunstone Hotel Investors, Inc.

Operating Statistics by Brand

(Unaudited)

			Three Months Ended March 31, 2010			Three Months Ended March 31, 2009			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	17	6,587	66.4%	$151.13	$100.35	66.0%	$166.68	$110.01	-8.8%
Hilton (2)	6	2,133	69.4%	148.75	103.23	67.6%	155.99	105.45	-2.1%
Hyatt	1	403	82.5%	104.09	85.87	64.8%	125.52	81.34	5.6%
Other Brand Affiliations (3)	2	647	73.9%	120.39	88.97	68.1%	136.89	93.22	-4.6%
Independent	3	1,196	56.5%	98.04	55.39	59.1%	100.48	59.38	-6.7%

Total	29	10,966	67.0%	$141.31	$94.68	65.6%	$154.32	$101.23	-6.5%

(1)	Does not include five hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the Renaissance Westchester and Marriott Ontario Airport, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Does not include one hotel included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.
(3)	Includes a Fairmont and a Sheraton. Does not include two hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, reclassified as discontinued operations on our balance sheets and statements of operations.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	March 31, 2010 Balance (1)

Fixed Rate Debt
Secured Mortgage Debt	Hilton Times Square	5.92%	12/1/2010	$81,000
Secured Mortgage Debt	Renaissance Long Beach	4.98%	7/1/2012	33,813
Secured Mortgage Debt	Rochester laundry facility	9.88%	6/1/2013	3,124
Secured Mortgage Debt	Doubletree Minneapolis	5.34%	5/1/2015	17,925
Secured Mortgage Debt	Hilton Del Mar	5.34%	5/1/2015	25,996
Secured Mortgage Debt	Marriott Houston	5.34%	5/1/2015	23,863
Secured Mortgage Debt	Marriott Park City	5.34%	5/1/2015	15,556
Secured Mortgage Debt	Marriott Philadelphia	5.34%	5/1/2015	28,186
Secured Mortgage Debt	Marriott Troy	5.34%	5/1/2015	36,492
Secured Mortgage Debt	Marriott Tysons Corner	5.34%	5/1/2015	46,566
Secured Mortgage Debt	The Kahler Grand	5.34%	5/1/2015	28,705
Secured Mortgage Debt	Valley River Inn	5.34%	5/1/2015	11,978
Secured Mortgage Debt	Renaissance Harborplace	5.13%	1/1/2016	105,241
Secured Mortgage Debt	Marriott Del Mar	5.69%	1/11/2016	48,000
Secured Mortgage Debt	Hilton Houston North	5.66%	3/11/2016	33,583
Secured Mortgage Debt	Renaissance Orlando at SeaWorld®	5.52%	7/1/2016	85,256
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	3/1/2017	75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	4/11/2017	176,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%	6/1/2019	70,000
Secured Mortgage Debt	Renaissance Washington D.C.	5.95%	5/1/2021	133,612
Exchangeable Senior Notes	Guaranty	4.60%	7/15/2027	62,500

TOTAL DEBT				$1,142,396

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250

Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%
% Floating Rate Debt				0.0%
Average Interest Rate				5.56%
Weighted Average Maturity of Debt (2)				6.9 years

(1)	Excludes debt in the Company’s secured debt restructuring program.
(2)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first put date, the weighted average maturity would be approximately 6 years.